SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011 (December 6, 2011)

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20341 Irvine Avenue, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0305

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2011, Victory Energy Corporation (the “Company”) entered into a Second Amended Partnership Agreement (the “Second Amendment”) with The Navitus Energy Group (“Navitus”), James Capital Consulting, LLC (“JCC”), and James Capital Energy, LLC (“JCE”) to amend certain terms of the Aurora Energy Partners partnership (“Aurora”) and to substitute Navitus, a Texas general partnership composed of JCC, JCE, Rodinia Partners, LLC, and Navitus Partners, LLC, as partner for JCC and JCE in Aurora. The effective date of the Second Amended Partnership Agreement is October 1, 2011.

The Second Amendment effectively increases the Company’s interest in the profits and losses of Aurora from 15% to 50%, with Navitus acquiring the remaining 50%.  Through the Second Amendment, Navitus has agreed from time to time and at its option to provide funding to Aurora in the aggregate amount of $15,000,000 which may be used by the Company for any permissible purpose.  Should Navitus agree to advance any such funds which are then used by the Company to acquire or develop oil and gas prospects on behalf of Aurora, the Company will pay Navitus a 10% preferred annual return on such investment for a period of 5 years from the date of such advance, which may be repaid out of the Company’s share of Aurora partnership profits but must be paid to Navitus before any disbursements or distributions are made to the partners.

As additional consideration for any advancement of funds from Navitus, the Second Amendment requires the Company to issue common stock warrants to Navitus in an amount equal to one warrant for each dollar investment made by Navitus and used by the Company in oil and gas operations on behalf of Aurora.  The warrants shall be exercisable within a period of 5 years of the date of issuance, at a price equivalent to 100% of the closing price of the Company’s stock on the day such funds were initially advanced.

In the event any such funds from Navitus are not used by the Company in a manner directly attributable to the acquisition or development of a specific well or asset, those funds shall be treated as a 5-year 10% convertible debenture (each a “Convertible Debenture”) issued by the Company to Navitus.  The Company agrees to pay Navitus a 10% interest rate on the unpaid portion of the Convertible Debentures for a period not to exceed 5 years from the date of any such advance, or until the Convertible Debentures are converted to equity.  The Convertible Debentures will be immediately convertible at the option of Navitus into shares of the Company’s common stock at a conversion price equal to the market value of the Company’s stock applicable at the time of the advance, subject to customary adjustments for stock splits, dividends, recapitalizations and the like.  The Convertible Debentures will be subject to a forced or automatic conversion into the Company’s stock during any period in which the share price of the Company’s common stock is equal to or exceeds 200% of the share price on the day the funds were advanced for at least 20 consecutive trading days.  Upon such forced conversion, Navitus shall receive that number of shares which is equivalent to the funds used by the Company for non-partnership purposes, divided by a price equal to 100% of the closing price of the Company stock on the day the funds were advanced by Navitus.

The Second Amendment also creates a Memorandum Tracking Account (the “MTA”) initially of $11,280.000.  The MTA will be increased by the amount of any funds advanced by Navitus and decreased by any asset acquisition made by the Company on behalf of Aurora from funds acquired by the Company from a source or sources other than Navitus.  At such time as the Company has made investments on behalf of Aurora, either through the use of the Company’s Aurora partnership profits or funds advanced by third parties, in an amount equal to the then MTA balance, the MTA shall be extinguished.  Thereafter, the Company and Navitus will agree to partition and segregate all Aurora assets into equal shares and 50% of all existing Aurora assets shall be conveyed in fee to the Company, and the remaining 50% of existing Aurora assets shall be conveyed in fee to Navitus.  Upon distribution of the assets, the Company and Navitus shall elect to either dissolve Aurora or continue the partnership activities.

 In the event the parties elect to continue the partnership, a new MTA shall be established which shall govern the continued operations and advance of funds by Navitus during the new term of the partnership.  As to those assets which were distributed to the Company from the prior MTA, and which are no longer partnership assets, Navitus and the Company shall have the right to participate in each new drilling operation or acquisition made or conducted by the other on any such property within a one square mile area of a distributed property by making one of the following elections: (1) electing to participate for up to a 50% working interest on every new drilling activity or asset acquisition in the referenced area; (2) electing to receive a 15% carried working interest in all such activities on the referenced area; or (3) electing to receive a 3% overriding royalty interest in any such new operations or acquisitions, proportionally reduced.

Should the parties elect to dissolve the Aurora partnership, Navitus shall have the right and option for 10 years to participate in any new drilling operation or oil and gas asset acquisition made by the Company on similar participation options as provided in the above elections.

The Second Amendment further treats $417,567 of inter-company loans previously repaid by the Company to Aurora as an additional partnership investment and removes them from the loan receivable account on the Company’s books.

Except for The Victory Energy/James Capital Energy, LLC, Joint Venture and the First Amended Partnership Agreement, the Second Amendment revokes all other prior agreements between the parties to form a partnership, including, without limitation, the Fund Agreement between the Company and JCE dated December 29, 2007, the Consulting Agreement between the Company and JCC dated October 7, 2007, the Memorandum of Agreement between the Company and JCE, and the Letter Agreement between the Company and Ronald W. Zamber dated September 27, 2007.  These prior agreements attempted to form a partnership among the various parties, provide for the terms of its operations, and establish the ownership interests of the partners in the partnership and its assets.

Ronald W. Zamber, a director and major stockholder of the Company, is a member of James Capital Energy, LLC and a member of James Capital Consulting, LLC.

Dave McCall, a director of the Company, is a partner in The McCall Firm, a Texas-based law firm (the “McCall Firm”).  The McCall Firm serves as legal counsel for both the Company and Navitus.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed hereto as Exhibit 99.1 and is incorporated in this report by reference.

A copy of the Company’s press release announcing the execution of the Second Amendment is filed hereto as Exhibit 99.2 and is incorporated in this report by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On December 6, 2011, and in connection with its entry into the Second Amendment, the Company voluntarily and without penalty terminated the Fund Agreement between the Company and JCE dated December 29, 2007, the Consulting Agreement between the Company and JCC dated October 7, 2007, the Memorandum of Agreement between the Company and JCE, and the Letter Agreement between the Company and Ronald W. Zamber dated September 27, 2007, as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 6, 2011, and in connection with its entry into the Second Amendment, the Company acquired a 50% interest in the profits and losses of the Aurora partnership, as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Second Amended Partnership Agreement by and among Victory Energy Corporation, The Navitus Energy Group, LLC, James Capital Consulting, LLC, and James Capital Energy, LLC dated December 6, 2011.

99.2	Press Release of Victory Energy Corporation dated December 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: December 8, 2011	By:	/s/ ROBERT J. MIRANDA
Robert Miranda
Chief Executive Officer